UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization	File Number	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas  75219
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (214) 559-0300

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 5.07                 Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Limited Partners on May 12, 2010. The matters on which the unitholders voted, in person or by proxy were:
  to elect three managers who will serve on the Board of Managers and be appointed to the Advisory Committee until the 2011 Annual Meeting of Limited Partners; and
  to approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2010.
The three nominees were elected and the appointment of the independent registered public accounting firm was approved. The results of the voting are as follows:

           1.  Election of Managers

Manager	Votes For	Votes Withheld	Broker Non-Votes

Buford P. Berry	15,122,707	164,533	9,521,601
C.W. Russell	15,209,303	77,937	9,521,601
Ronald P. Trout	15,220,226	67,014	9,521,601

           2.  Approval of the Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions

24,681,469	100,475	26,897

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DORCHESTER MINERALS, L.P.
Registrant

by  Dorchester Minerals Management LP
its General Partner,
by  Dorchester Minerals Management GP LLC
its General Partner

Date: May 13, 2010
By: /s/  William Casey McManemin
William Casey McManemin
Chief Executive Officer